SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 14, 2005

ELECTRONICS BOUTIQUE HOLDINGS CORP.

(Exact Name of registrant as specified in charter)

Delaware	000-24603	51-0379406
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

931 South Matlack Street, West Chester, PA		19382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:           (610) 430-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         Entry into a Material Definitive Agreement.

In February 2005, the Board of Directors of Electronics Boutique Holdings Corp. adopted an Executive Bonus Plan.  The Executive Bonus Plan memorializes the policies and procedures that Electronics Boutique’s Board of Directors and Compensation Committee has historically followed in awarding cash incentives to executive officers under the executive officers’ employment agreements with Electronics Boutique.

Each year, the Board of Directors will approve the corporate goals to be achieved for eligibility under the Executive Bonus Plan.  At the Compensation Committee’s discretion, bonus awards under the Executive Bonus Plan may range from 0% to 100% of the executive officer’s base salary with the target bonus for each executive officer to be in the amount set forth in each executive officer’s employment agreement with Electronics Boutique.  Eligible participants under the Executive Bonus Plan include the following positions:  Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Information Officer, Executive Vice President and Senior Vice President.  Electronics Boutique will provide information regarding the compensation paid to certain executive officers in its 2005 Proxy Statement, which is expected to be filed with the Securities and Exchange Commission in May 2005.  A copy of the Executive Bonus Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Effective April 1, 2005, the Compensation Committee has approved an Amended and Restated Electronics Boutique’s 2000 Employee Stock Purchase Plan.  The Amended and Restated 2000 Employee Stock Purchase plan reduces the discount pursuant to which a participant may purchase shares of Electronics Boutique common stock from 15% to 10% of the closing price of Electronics Boutique common stock on the date of purchase.  The Amended and Restated 2000 Employee Stock Purchase Plan also modified the existing purchase plan to provide that shares of Electronics Boutique common stock are purchased for a participant’s account at the discounted trading price as of the last day of each quarter.  Under the original purchase plan, plan participants could purchase shares of Electronics Boutique common stock at the discounted trading price as of the first day of each quarter or the last day of each quarter, depending on which date provided a lower trading price for Electronics Boutique common stock.  The Amended and Restated 2000 Employee Stock Purchase Plan also provides part-time employees with the same rights to participate in the 2000 Employee Stock Purchase Plan as full-time employees.  A copy of the Amended and Restated 2000 Employee Stock Purchase Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 2.02                                         Results of Operations and Financial Condition.

On March 14, 2005, Electronics Boutique issued a press release announcing its financial results for its fourth fiscal quarter and full year ended January 29, 2005.  A copy of Electronic Boutique’s press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K is being furnished under Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01                                         Financial Statements and Exhibits.

c)                                      Exhibits

The following exhibits are filed in accordance with Item 601 of Regulation S-K:

10.1                           Electronics Boutique Holdings Corp. Executive Bonus Plan

10.2                           Electronics Boutique Holdings Corp. Amended and Restated 2000 Employee Stock Purchase Plan

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

99.1                           Press Release dated March 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics Boutique Holdings Corp.

By:	/s/ James A. Smith
Name: James A. Smith
Title: Senior Vice President
and Chief Financial Officer

Date  March 14, 2005

EXHIBIT INDEX

10.1	Electronics Boutique Holdings Corp. Executive Bonus Plan

10.2	Electronics Boutique Holdings Corp. Amended and Restated 2000 Employee Stock Purchase Plan

99.1	Press Release, dated March 14, 2005